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                                                            EXHIBIT 23.5


                                          MARSHALL AND STEVENS
                                          I N C O R P O R A T E D
                                          -----------------------
                                          Appraisers and Valuation Consultants


                                          One Dock Street
                                          Stamford, CT  06902-5803
                                          (203) 357-1668
                                          FAX (203) 358-9311







                                   May 31, 1994



Securities and Exchange Commission
450 Fifth Street, N.W., Stop 3-11
Washington, D.C.  20549

        Re:  Kmart Corporation - Amendment No. 2 to
             Registration Statement on Form S-3 with respect to $172,300,000 Secured Lease Bonds

Ladies and Gentlemen:

        We have provided to the Registrant for inclusion in the Prospectus constituting part of the above-referenced Registration Statement the information contained under the caption "DESCRIPTION OF THE PROPERTIES--APPRAISALS" and hereby consent to the references made to our firm under such caption and under the caption "EXPERTS" contained therein.



                                        /s/ Marshall and Stevens Incorporated
                                        MARSHALL AND STEVENS INCORPORATED